UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2008
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     On February 8, 2008, Encore Energy Partners LP (the “Partnership”) filed a Current Report on Form 8-K (the “Initial Report”) to report, among other things, the closing of its purchase of certain oil and natural gas properties and related assets in the Permian and Williston Basins (the “Permian and Williston Basin Operations”) from Encore Operating, L.P., a wholly owned subsidiary of Encore Acquisition Company. This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Initial Report to include the audited financial statements of the Permian and Williston Basin Operations and the unaudited pro forma financial statements of the Partnership required by Item 9.01. No other amendments to the Initial Report are being made by the Amendment.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

Audited Financial Statements of the Permian and Williston Basin Operations as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006, and 2005, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Financial Statements of the Partnership as of December 31, 2007 and for the years ended December 31, 2007, 2006, and 2005, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(d)	Exhibits
23.1	Consent of Ernst & Young LLP.

99.1	Audited Financial Statements of the Permian and Williston Basin Operations as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006, and 2005.

99.2	Unaudited Pro Forma Financial Statements of the Partnership as of December 31, 2007 and for the years ended December 31, 2007, 2006, and 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC, its general partner

Date: April 24, 2008	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer, and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

99.1	Audited Financial Statements of the Permian and Williston Basin Operations as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006, and 2005.

99.2	Unaudited Pro Forma Financial Statements of the Partnership as of December 31, 2007 and for the years ended December 31, 2007, 2006, and 2005.